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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 11, 2000, relating to the financial statements and financial highlights which appear in the December 31, 1999 Annual Report to Shareholders of Flag Investors Communications Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Semi-Annual Reports and Annual Reports" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Baltimore, Maryland
September 28, 2000